UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2011
EMERSON RADIO CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07731	22-3285224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Oxford Drive, Moonachie, New Jersey	07074

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Emerson Radio Corp. (the “Company”) held its annual meeting of stockholders on November 9, 2011. At such annual meeting, 22,474,230 shares of our common stock were represented either in person or by proxy, which is equal to 82.84% of our issued and outstanding common stock. At our annual meeting, the Company’s stockholders voted to (i) elect the seven nominees named below to the Company’s board of directors until the next annual meeting of the stockholders or until their successors are duly elected and qualified and (ii) ratify the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.
Proposal 1: Election of Directors — The number of votes for, withheld and abstained and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

				Broker Non-
Nominee	Votes For	Votes Withheld	Votes Abstained	Votes
Christopher Ho	14,426,120	4,161,986	0	3,886,124
Eduard Will	14,455,368	4,132,738	0	3,886,124
Duncan Hon	13,982,915	4,605,191	0	3,886,124
Vincent Fok	14,324,360	4,263,746	0	3,886,124
Mirzan Mahathir	14,445,782	4,142,324	0	3,886,124
Kareem E. Sethi	14,173,055	4,415,051	0	3,886,124
Terence A. Snellings	16,984,398	1,603,708	0	3,886,124
Proposal 2: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2012 — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,736,281	129,400	608,549	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer
Dated: November 15, 2011